EXHIBIT 3.3

                             SUBSCRIPTION AGREEMENT

      This Subscription Agreement ("Agreement") is entered into as of July __, 2003 (the "Effective Date"), by and between Organic Corporation of America, a Delaware corporation (the "Company"), and Medical Nutrition USA, Inc., a Delaware corporation ("Purchaser"). The Company and Purchaser agree as follows:

      1. SALE AND PURCHASE. The Company hereby agrees to sell, and the Purchaser hereby agrees to purchase, six percent (6%) of the Company's issued and outstanding capital stock (as determined on a fully-diluted basis) (the "Shares") for aggregate consideration of $150,000. The closing of the sale and purchase of the Shares will take place on the Effective Date.

      2. REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company represents and warrants that:

            2.1 Organization. The Company is a corporation duly organized and existing under the laws of the State of Delaware with its principal place of business at __________________________. It has the power to own its property and to carry on its business as it is now being conducted. It is duly qualified and authorized to do business and is in good standing in every state, country, or other jurisdiction in which the nature of its business and properties makes such qualification necessary.

            2.2 Authority. The Company has full power and authority to execute and deliver this Agreement, to issue the Shares and any other instrument or agreement required under this Agreement, and to perform and observe the terms and provisions of this Agreement and of all such other instruments and agreements.

            2.3 Corporate Action. All corporate action by the Company, its directors or stockholders, necessary for the authorization, execution, delivery, and performance of this Agreement, the issuance of the Shares and any other instrument or agreement required under this Agreement has been duly taken.

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            2.4 Incumbency and Authority of Signators. The officer(s) of the
      Company executing this Agreement, the Shares and any other instrument or agreement required under this Agreement are duly and properly in office and fully authorized to execute them.

            2.5 Due and Valid Execution. This Agreement has been duly authorized, executed, and delivered by the Company, and is a legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with the terms and provisions hereof, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and
      (b) general principles of equity that restrict the availability of equitable remedies. The Shares and any other instrument or agreement required under this Agreement has been so authorized and, when executed and delivered, will be similarly valid, binding and enforceable.

            2.6 Capitalization. Attached hereto as Exhibit A is a capitalization table that sets forth the Company's capitalization immediately prior to the issuance of the Shares.

            2.7 No Violation. There is no charter, bylaw, or capital stock provision of the Company, and no provision of any indenture or agreement, written or oral, to which the Company is a party or under which the Company is obligated, nor is there any statute, rule, or regulation, or any judgment, decree, or order of any court or agency binding on the Company which would be contravened by the execution and delivery of this Agreement, the Shares or any other instrument or agreement required under this Agreement, or by the performance of any provision, condition, covenant or other term of this Agreement, the Shares or any such other instrument or agreement.


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

            2.8 Litigation Pending. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of the Company, threatened, against or affecting the Company or its property, the adverse determination of which might affect the Company's financial condition or operations or impair the Company's ability to perform its obligations under this Agreement or under the Shares or any other instrument or agreement required by this Agreement.

      3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. This Agreement is made with Purchaser in reliance upon Purchaser's representation and warranties to the Company, which by Purchaser's execution of this Agreement Purchaser hereby confirms, that:

            3.1 Authorization. This Agreement constitutes Purchaser's valid and legally binding obligation, enforceable in accordance with its terms.

            3.2 Investment Intent. The Shares to be received by Purchaser will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Shares.

            3.3 Enforceability. The Purchaser hereby represents and warrants that the execution and delivery by Purchaser of this Agreement, when duly executed by the other parties hereto, will result in legally binding obligations of Purchaser, enforceable against him, her or it in accordance with the respective terms and provisions hereof, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and
      (b) general principles of equity that restrict the availability of equitable remedies.


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

            3.4 Disclosure of Information. Purchaser believes Purchaser has received all the information Purchaser considers necessary or appropriate for deciding whether to acquire the Shares. Purchaser further represents that Purchaser has had an opportunity to ask questions and receive answers from officers of the Company regarding the Company, its business and the terms and conditions of the Shares. Purchaser recognizes that any investment in the Company must be considered to be highly speculative.

            3.5 Confidentiality. Purchaser hereby represents, warrants and covenants that Purchaser shall maintain in confidence, and shall not use or disclose without the prior written consent of the Company, any information identified as confidential that is furnished to Purchaser by the Company in connection with this Agreement. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by Purchaser; or (b) lawfully disclosed to Purchaser by a third party who possessed such information without any obligation of confidentiality. Purchaser further covenants that Purchaser shall return to the Company all tangible materials containing such information upon request by the Company.

            3.6 Investment Experience. Purchaser is a Purchaser and investor in securities of companies in the development stage and acknowledges Purchaser is able to fend for himself, herself or itself, can bear the economic risk and complete loss of Purchaser's investment and has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Shares.


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

            3.7 Restricted Securities. Purchaser understands the Shares Purchaser is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), except in certain limited circumstances. In this connection Purchaser represents that Purchaser is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

            3.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Shares unless and until:

                  3.8.1 There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  3.8.2 (a) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (b) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel that such disposition will not require registration of such shares under the Securities Act.


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

            3.9 Legends. It is understood the certificate representing the Shares ("Certificate") may bear one or more of the following legends:

                  "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                  3.10 Accredited Investor. Purchaser is an "accredited
            investor" as that term is defined in CFR Section 230. 501(a) (Regulation D), as amended, of the SEC under the Securities Act.

                  3.11 Removal of Legends; Further Covenants.

                        3.11.1 Any legend placed on the Shares or a Certificate
                  pursuant to Section 3.9 hereof shall be removed (a) if the Shares shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction, (b) if the shares may be transferred in compliance with Rule 144(k) promulgated under the Securities Act, or (c) if Purchaser shall have provided the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that a public sale, transfer or assignment of the Shares may be made without registration.

                        3.11.2 Any legend placed on the Shares pursuant to
                  Section 3.9 hereof shall be removed if the Company receives an order of the appropriate state authority authorizing such removal or if Purchaser provides the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that such state legend may be removed.


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

                  3.11.3 Purchaser further covenants that Purchaser will not transfer the Shares, in violation of the Securities Act, the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or the rules of the Commission promulgated thereunder, including Rule 144 under the Securities Act. Further, Purchaser agrees that Purchaser will not transfer the Shares without the Company's prior consent, even if Purchaser is otherwise permitted to transfer them pursuant to this Agreement and applicable law.

                  3.12 Risk Factors. The Purchaser agrees and acknowledges that there are risk factors related to, among other things, (a) the sale by the Company of the Shares, and (b) the Company's business and financial condition. THE PURCHASER IS AWARE THAT PURCHASER'S INVESTMENT IN THE SHARES IS A SPECULATIVE INVESTMENT THAT HAS LIMITED LIQUIDITY AND IS SUBJECT TO THE RISK OF COMPLETE LOSS. THE PURCHASER IS ABLE, WITHOUT IMPAIRING PURCHASER'S FINANCIAL CONDITION, TO SUFFER A COMPLETE LOSS OF PURCHASER'S INVESTMENT IN THE SHARES.

      4. COVENANTS OF THE COMPANY [DISCUSS]

            4.1 Voting. Without the consent of the holders of an _______ percent (__%) super-majority of the Company's outstanding capital stock, the Company will not take any action that: [DISCUSS]

                  4.1.1 alters or changes the rights, preferences or privileges of the Company's Common Stock;


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

                  4.1.2 amends the Certificate of Incorporation or Bylaws of the
            Company;

                  4.1.3 authorizes or issues, or obligates the Company to issue, whether by recapitalization, reclassification or otherwise, any other equity security, including any other security convertible into or exercisable for any equity security;

                  4.1.4 increases or decreases the size of the Company's Board of Directors;

                  4.1.5 causes the Company to engage in any business other than the business in which it is engaged as of the Effective Date;

                  4.1.6 causes the Company to make a material acquisition of the stock, assets or business of any other entity in any form of transaction;

                  4.1.7 causes the Company to sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other entity (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent of the voting power of the Company is disposed of;

                  4.1.8 causes the Company to incur indebtedness or make any loan or advance of more than $100,000 in the aggregate;

                  4.1.9 increases or decreases the total number of authorized shares of Common Stock;

                  4.1.10 causes the Company to make any capital expenditure in excess of $100,000;


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

                  4.1.11 causes the Company to guarantee any third party
            obligations in excess of $100,000;

                  4.1.12 causes the Company to redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of capital stock;

                  4.1.13 causes the Company to enter into any transaction or transactions with any director, officer or stockholder of the Company, or any affiliate or family member of the foregoing; or

                  4.1.14 causes the Company to pay any bonus compensation to any officer, director or employee of the Company.

            4.2 Information. [DISCUSS]

                  4.2.1 As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish to Purchaser a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Board.

                  4.2.2 The Company will furnish to Purchaser, as soon as
            practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.


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

                  4.2.3 Within fifteen (15) days of the end of each month an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail.

                  4.2.4 The Company will furnish to Purchaser at least thirty
            (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto).

                  4.2.5 The Company shall furnish Purchaser such other financial and operating data and such other information with respect to the Company's business, properties and assets as Purchaser may from time to time request.

            4.3 Board of Directors. The Company shall take all appropriate actions to fix and maintain its Board of Directors at _______ directors, one member of which shall be selected by Purchaser. [DISCUSS]

      5. RIGHT OF FIRST OFFER. [DISCUSS]

            4.1 Subject to applicable securities laws, the Purchaser shall have a right of first offer to purchase its pro rata share of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the Effective Date. The Purchaser's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock which the Purchaser is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of outstanding Preferred Stock or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities.


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

            5.2 If the Company proposes to issue any Equity Securities, it shall give the Purchaser written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Purchaser shall have thirty (30) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased.

            5.3 If the Purchaser fails to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Purchaser's rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company's notice to the Purchaser pursuant to Section 5.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to this Section 5.3, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Purchaser in the manner provided above.


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

            5.4 The rights of first refusal established by this Section 5 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to the Company's initial public offering of securities.

            5.5 "Equity Securities" shall refer to (a) any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type that are, or may become, convertible into capital stock, or (b) any stock appreciation rights or phantom stock rights.

      6. RIGHT OF FIRST REFUSAL; RIGHT OF CO-SALE. [DISCUSS]

            6.1 Promptly following the execution of this Agreement the Company's stockholders shall enter a stockholder agreement, pursuant to which the Purchaser shall have a right to participate on a pro rata basis in any secondary sales by a holder of the Company's capital stock, or in the alternative, at the sole option of the Purchaser, have a right of first refusal with respect to any such sale.

      7. MISCELLANEOUS.

            7.1 Notices. Any communications between the parties or notices provided for in this Agreement may be given by mailing them, first class, postage prepaid, to

      Purchaser at:

If to the Company at:

      Organic Corporation of America
      ______________________________
      ______________________________
      Attn:_________________________

and to the Purchaser at:

      Medical Nutrition USA, Inc.
      10 West Forest Avenue
      Englewood, New Jersey  07631
      Attn:  Frank Newman


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

With a copy to:

      Foley & Lardner
      402 West Broadway, 23rd Floor
      San Diego, California  92101
      Attn:  Kenneth D. Polin

or to such other address as either party may indicate to the other in writing after the date of this Agreement.

            7.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Company shall not assign this Agreement or any of the rights, duties, or obligations of the Company under this Agreement without the prior written consent of Purchaser.

            7.3 Attorney Fees. In the event of any legal action or suit in relation to this Agreement, the prevailing part shall be entitled to recover its reasonable attorney fees.

            7.4 Severability. In the event any sentence or paragraph of this Agreement is declared void by a court of competent jurisdiction, said sentence or paragraph shall be deemed severed from the remainder of this Agreement, and the balance of this Agreement shall remain in effect.

            7.5 Titles, Captions and Paragraph Headings. Paragraph and subparagraph titles and captions contained in this Agreement are inserted only as a matter of convenience for reference. Such titles, captions, and paragraph headings in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

            7.6 Number and Gender. Whenever a singular number is used in this Agreement or where required by context, the same shall include plural. Masculine gender shall include feminine and neuter genders and the word "person" shall include corporation, firm, partnership, or other forms of association.


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

            7.7 Entire Agreement. This Agreement constitutes the entire Agreement between all parties herein and supersedes all prior Agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof, and shall not be modified or amended except in writing, executed by all parties herein.

            7.8 Counterparts. This Agreement may be executed in several counterparts, and as so executed shall constitute an Agreement, binding to all parties herein. Each counterpart may be signed and transmitted via facsimile with the same validity as if it were an ink-signed document.

            7.9 Amendment. This Agreement may be amended by written agreement signed by the parties hereto.

            7.10 Non-Waiver. No delay or omission on the part of any party herein in exercising any rights or remedies herein shall operate as a waiver of such rights or remedies. No waiver of any default shall constitute a waiver of any other default, whether of the same or any other covenant or condition. No waiver, benefit, privilege or service voluntarily given or performed by any party herein shall give the other parties any contractual right by custom, estoppel or otherwise. Any waiver by any party herein must be executed in writing, expressly specifying the subject and extent of the waiver.

            7.11 Governing Law and Venue. This Agreement and all amendments hereto shall be governed, construed, and enforced in accordance with the laws of the State of Delaware.


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

            7.12 Construction. This Agreement has been negotiated between the parties and their advisors, and shall not be construed against the party preparing it, but shall be construed as if all parties jointly prepared this Agreement and any uncertainty and ambiguity shall not be interpreted against any one party.

            7.13 No Other Inducement. The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressed herein.

            7.14 Expenses. Each of the parties will bear their own expenses and costs (including, without limitation, attorneys' fees and expenses) incurred in connection with the negotiation and preparation of this Agreement, the Shares and any other instrument or agreement required under this Agreement

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

      IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement by their duly authorized officers effective as of the day and year first above written.

         "PURCHASER"                    Medical Nutrition USA, Inc.,
                                        a Delaware corporation


                                        By:_________________________________

                                        Print Name:__________________________

                                        Title:________________________________


         "COMPANY"                      Organic Corporation of America,
                                        a Delaware corporation


                                        By:_________________________________

                                        Print Name:__________________________

                                        Title:________________________________
                                                 (if applicable)

                   [SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]


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

                                    EXHIBIT A

                                 CAPITALIZATION

--------------------------------------------------
       Stockholder                Number of Shares
--------------------------------------------------
      Alvin J. Goren                 121,792
--------------------------------------------------
      Eli Gorenberg                  121,792
--------------------------------------------------
 Estate of Milton Fisher              12,000
--------------------------------------------------
   Mario J. Ebaniettti                 6,400
==================================================
          Total                      261,948
--------------------------------------------------


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